Exhibit 99.1

Broadcom Limited Announces First Quarter

Fiscal Year 2017 Financial Results and Interim Dividend

•	Quarterly GAAP gross margin of 48.3 percent; Quarterly non-GAAP gross margin from continuing operations of 62.4 percent

•	Quarterly GAAP diluted earnings per share of $0.57; Quarterly non-GAAP diluted earnings per share from continuing operations of $3.63

•	Quarterly interim dividend of $1.02 per share

SAN JOSE, Calif., and SINGAPORE – March 1, 2017 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its first quarter of fiscal year 2017, ended January 29, 2017, provided guidance for the second quarter of its fiscal year 2017 and announced a quarterly interim dividend.

Basis of Presentation

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). Following Avago’s acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), Broadcom Limited became the ultimate parent company of Avago and BRCM. Financial results for the fiscal periods prior to the Acquisition relate solely to the Company’s predecessor, Avago. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Limited from and after the effective time of the Acquisition and, prior to that time, to its predecessor, Avago. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

First Quarter Fiscal Year 2017 GAAP Results

Net revenue was $4,139 million, slightly higher than the $4,136 million in the previous quarter and an increase of 134 percent from $1,771 million in the same quarter last year.

Gross margin was $2,001 million, or 48.3 percent of net revenue. This compares with gross margin of $2,171 million, or 52.5 percent of net revenue, in the prior quarter, and gross margin of $941 million, or 53.1 percent of net revenue, in the same quarter last year.

Operating expenses were $1,495 million. This compares with $1,790 million in the prior quarter and $466 million in the same quarter last year.

Operating income was $506 million, or 12.2 percent of net revenue. This compares with operating income of $381 million, or 9.2 percent of net revenue, in the prior quarter, and operating income of $475 million, or 26.8 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $252 million, or $0.57 per diluted share. This compares with net loss of $668 million, or $1.59 per diluted share, in the prior quarter, and net income of $377 million, or $1.30 per diluted share, in the same quarter last year.

Net income attributable to ordinary shares was $239 million. Net income attributable to the noncontrolling interest (restricted exchangeable limited partnership units (“REUs”)) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $13 million.

First Quarter Fiscal Year 2017 GAAP Results				Change
(Dollars in millions, except per share data)	Q1 17	Q4 16	Q1 16	Q/Q		Y/Y
Net revenue	$4,139	$4,136	$1,771		0%		+134%
Gross margin	48.3%	52.5%	53.1%		-420bps		-480bps
Operating expenses	$1,495	$1,790	$466	-$	295	+$	1,029
Net income (loss)	$252	$(668)	$377	+$	920	-$	125
Net income (loss) attributable to noncontrolling interest	$13	$(36)	$—	+$	49	+$	13
Net income (loss) attributable to ordinary shares	$239	$(632)	$377	+$	871	-$	138
Earnings (loss) per share - diluted	$0.57	$(1.59)	$1.30	+$	2.16	-$	0.73

The Company’s cash balance at the end of the first fiscal quarter was $3,536 million, compared to $3,097 million at the end of the prior quarter.

During the first quarter, the Company generated $1,353 million in cash from operations and spent $325 million on capital expenditures.

On December 30, 2016, the Company paid a cash dividend of $1.02 per ordinary share, totaling $408 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $1.02 per REU, totaling $23 million.

First Quarter Fiscal Year 2017 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $4,149 million, slightly higher than the $4,146 million in the previous quarter, and an increase of 133 percent from $1,782 million in the same quarter last year.

Gross margin from continuing operations was $2,590 million, or 62.4 percent of net revenue. This compares with gross margin of $2,522 million, or 60.8 percent of net revenue, in the prior quarter, and gross margin of $1,089 million, or 61.1 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $1,806 million, or 43.5 percent of net revenue. This compares with operating income from continuing operations of $1,719 million, or 41.5 percent of net revenue, in the prior quarter, and $783 million, or 43.9 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,627 million, or $3.63 per diluted share. This compares with net income of $1,549 million, or $3.47 per diluted share last quarter, and net income of $710 million, or $2.41 per diluted share, in the same quarter last year.

First Quarter Fiscal Year 2017 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q1 17	Q4 16	Q1 16	Q/Q		Y/Y
Net revenue	$4,149	$4,146	$1,782		0%		+133%
Gross margin	62.4%	60.8%	61.1%		+160bps		+130bps
Operating expenses	$784	$803	$306	-$	19	+$	478
Net income	$1,627	$1,549	$710	+$	78	+$	917
Earnings per share - diluted	$3.63	$3.47	$2.41	+$	0.16	+$	1.22

“We had a very good start to our fiscal year 2017 delivering first quarter revenue and gross margin at the top end of guidance,” said Hock Tan, President and CEO of Broadcom Limited. “We expect healthy demand for our products to continue and we are guiding second fiscal quarter revenue to grow organically by 15% on a year over year basis.”

Other Quarterly Data

							Growth Rates
	Q1 17		Q4 16		Q1 16		Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,084	50%	$2,074	50%	$386	22%	0%	440%
Wireless communications	1,175	29	1,346	32	578	33	-13%	103%
Enterprise storage	707	17	561	14	678	38	26%	4%
Industrial & other	173	4	155	4	129	7	12%	34%

Total net revenue	$4,139	100%	$4,136	100%	$1,771	100%

							Growth Rates
	Q1 17		Q4 16		Q1 16		Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,087	50%	$2,077	50%	$386	22%	0%	441%
Wireless communications	1,175	28	1,346	32	578	32	-13%	103%
Enterprise storage	707	17	561	14	678	38	26%	4%
Industrial & other (1)	180	5	162	4	140	8	11%	29%

Total non-GAAP net revenue	$4,149	100%	$4,146	100%	$1,782	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q1 17	Q4 16	Q1 16
Cash from operations	$1,353	$1,352	$474
Depreciation	$112	$118	$60
Amortization of acquisition-related intangible assets	$999	$580	$184
Capital expenditures	$325	$193	$140
Days sales outstanding (“DSO”)	43	48	55
Inventory days on hand (“DOH”)	77	74	64
Non-GAAP DSO	43	48	54
Non-GAAP Inventory DOH	78	78	64

Second Quarter Fiscal Year 2017 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the second quarter of fiscal year 2017, ending April 30, 2017, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,090M +/- $75M	$10M	$4,100M +/- $75M
Gross margin	46.0% +/- 1%	$668M	62.0% +/- 1%
Operating expenses	$1,465M	$676M	$789M
Interest expense and other	$106M	—	$106M
Provision for income taxes	$70M	$4M	$74M
Diluted share count	442M	10M	452M

•	Non-GAAP net revenue includes $10 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $10 million of licensing revenue, and excludes the effects of $638 million of amortization of acquisition-related intangible assets, $16 million of share-based compensation expense, and $4 million of restructuring charges;

•	Non-GAAP operating expenses exclude $440 million of amortization of acquisition-related intangible assets, $207 million of share-based compensation expense, $23 million of acquisition-related costs, and $6 million of restructuring charges;

•	Non-GAAP tax provision is $4 million higher than GAAP due to the tax effects of the projected reconciling items noted above; and

•	Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the second fiscal quarter are expected to be approximately $290 million. For the second fiscal quarter, depreciation is expected to be $112 million and amortization of acquisition-related intangible assets is expected to be approximately $1,078 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $1.02 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $1.02 per REU.

The dividend and the distribution are both payable on March 31, 2017 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on March 20, 2017.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the first quarter fiscal year 2017, ended January 29, 2017, and to provide guidance for the second quarter of fiscal year 2017, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 67467526. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 12782522. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of acquisition-related intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on disposition of assets, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of acquisitions, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of acquisitions on the market for our products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; any acquisitions we may make, such as delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions, including our recent acquisition of Broadcom Corporation and our pending acquisition of Brocade Communications Systems, Inc.; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	January 29,	October 30,	January 31,
	2017	2016	2016
Net revenue	$4,139	$4,136	$1,771
Cost of products sold:
Cost of products sold	1,573	1,639	699
Purchase accounting effect on inventory	—	86	—
Amortization of acquisition-related intangible assets	559	224	130
Restructuring charges	6	16	1

Total cost of products sold	2,138	1,965	830

Gross margin	2,001	2,171	941
Research and development	808	806	267
Selling, general and administrative	201	224	114
Amortization of acquisition-related intangible assets	440	356	54
Restructuring, impairment and disposal charges	46	404	31

Total operating expenses	1,495	1,790	466

Operating income	506	381	475
Interest expense	(111)	(106)	(84)
Loss on debt extinguishment	(159)	(49)	—
Other income, net	31	9	3

Income from continuing operations before income taxes	267	235	394
Provision for income taxes	10	841	17

Income (loss) from continuing operations	257	(606)	377
Loss from discontinued operations, net of income taxes	(5)	(62)	—

Net income (loss)	252	(668)	377
Net income (loss) attributable to noncontrolling interest	13	(36)	—

Net income (loss) attributable to ordinary shares	$239	$(632)	$377

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$0.61	$(1.44)	$1.36
Loss per share from discontinued operations, net of income taxes	(0.01)	(0.15)	—

Net income (loss) per share	$0.60	$(1.59)	$1.36

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$0.58	$(1.44)	$1.30
Loss per share from discontinued operations, net of income taxes	(0.01)	(0.15)	—

Net income (loss) per share	$0.57	$(1.59)	$1.30

Shares used in per share calculations:
Basic	399	398	277
Diluted	439	421	289
Share-based compensation expense included in continuing operations:
Cost of products sold	$14	$14	$6
Research and development	141	136	28
Selling, general and administrative	46	58	23

Total share-based compensation expense	$201	$208	$57

(1)	For the fiscal quarters ended January 29, 2017 and October 30, 2016, basic income (loss) per share numerators are reduced by the amount of net income (loss) attributable to noncontrolling interest, which is approximately 5.4% of net income (loss) for each of the fiscal quarters ended January 29, 2017 and October 30, 2016. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended January 29, 2017 and October 30, 2016, diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted income (loss) per share calculations include 23 million Partnership REUs for each of the fiscal quarters ended January 29, 2017 and October 30, 2016, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended
	January 29,	October 30,	January 31,
	2017	2016	2016
Net revenue on GAAP basis	$4,139	$4,136	$1,771
Acquisition-related purchase accounting revenue adjustment (1)	10	10	11

Net revenue on non-GAAP basis	$4,149	$4,146	$1,782

Gross margin on GAAP basis	$2,001	$2,171	$941
Acquisition-related purchase accounting revenue adjustment (1)	10	10	11
Purchase accounting effect on inventory	—	86	—
Amortization of acquisition-related intangible assets	559	224	130
Share-based compensation expense	14	14	6
Restructuring charges	6	16	1
Acquisition-related costs	—	1	—

Gross margin on non-GAAP basis	$2,590	$2,522	$1,089

Research and development on GAAP basis	$808	$806	$267
Share-based compensation expense	141	136	28
Acquisition-related costs	3	4	1

Research and development on non-GAAP basis	$664	$666	$238

Selling, general and administrative expense on GAAP basis	$201	$224	$114
Share-based compensation expense	46	58	23
Acquisition-related costs	35	29	23

Selling, general and administrative expense on non-GAAP basis	$120	$137	$68

Total operating expenses on GAAP basis	$1,495	$1,790	$466
Amortization of acquisition-related intangible assets	440	356	54
Share-based compensation expense	187	194	51
Restructuring, impairment and disposal charges	46	404	31
Acquisition-related costs	38	33	24

Total operating expenses on non-GAAP basis	$784	$803	$306

Operating income on GAAP basis	$506	$381	$475
Acquisition-related purchase accounting revenue adjustment (1)	10	10	11
Purchase accounting effect on inventory	—	86	—
Amortization of acquisition-related intangible assets	999	580	184
Share-based compensation expense	201	208	57
Restructuring, impairment and disposal charges	52	420	32
Acquisition-related costs	38	34	24

Operating income on non-GAAP basis	$1,806	$1,719	$783

Interest expense on GAAP basis	$(111)	$(106)	$(84)
Debt-related costs	1	—	43

Interest expense on non-GAAP basis	$(110)	$(106)	$(41)

Other income, net on GAAP basis	$31	$9	$3
Gain on disposition of assets	(23)	—	—

Other income, net on non-GAAP basis	$8	$9	$3

Income from continuing operations before income taxes on GAAP basis	$267	$235	$394
Acquisition-related purchase accounting revenue adjustment (1)	10	10	11
Purchase accounting effect on inventory	—	86	—
Amortization of acquisition-related intangible assets	999	580	184
Share-based compensation expense	201	208	57
Restructuring, impairment and disposal charges	52	420	32
Acquisition-related costs	38	34	24
Debt-related costs	1	—	43
Loss on debt extinguishment	159	49	—
Gain on disposition of assets	(23)	—	—

Income before income taxes on non-GAAP basis	$1,704	$1,622	$745

Provision for income taxes on GAAP basis	$10	$841	$17
Income tax effects of non-GAAP reconciling adjustments	67	(768)	18

Provision for income taxes on non-GAAP basis	$77	$73	$35

Net income (loss) on GAAP basis	$252	$(668)	$377
Acquisition-related purchase accounting revenue adjustment (1)	10	10	11
Purchase accounting effect on inventory	—	86	—
Amortization of acquisition-related intangible assets	999	580	184
Share-based compensation expense	201	208	57
Restructuring, impairment and disposal charges	52	420	32
Acquisition-related costs	38	34	24
Debt-related costs	1	—	43
Loss on debt extinguishment	159	49	—
Gain on disposition of assets	(23)	—	—
Income tax effects of non-GAAP reconciling adjustments	(67)	768	(18)
Discontinued operations, net of income taxes	5	62	—

Net income on non-GAAP basis	$1,627	$1,549	$710

Shares used in per share calculation - diluted on GAAP basis	439	421	289
Non-GAAP adjustment(2)	9	26	6

Shares used in per share calculation - diluted on non-GAAP basis	448	447	295

Days sales outstanding on GAAP basis	43	48	55
Non-GAAP adjustment(3)	—	—	(1)

Days sales outstanding on non-GAAP basis	43	48	54

Inventory days on hand on GAAP basis	77	74	64
Non-GAAP adjustment(4)	1	4	—

Inventory days on hand on non-GAAP basis	78	78	64

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(4)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, share-based compensation expense and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	January 29,	October 30,
	2017	2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$3,536	$3,097
Trade accounts receivable, net	1,947	2,181
Inventory	1,336	1,400
Other current assets	531	447

Total current assets	7,350	7,125
Long-term assets:
Property, plant and equipment, net	2,646	2,509
Goodwill	24,700	24,732
Intangible assets, net	14,067	15,068
Other long-term assets	854	532

Total assets	$49,617	$49,966

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,047	$1,261
Employee compensation and benefits	336	517
Current portion of long-term debt	—	454
Other current liabilities	739	846

Total current liabilities	2,122	3,078
Long-term liabilities:
Long-term debt	13,562	13,188
Pension and post-retirement benefit obligations	518	531
Other long-term liabilities	11,405	11,293

Total liabilities	27,607	28,090

Shareholders’ equity:
Ordinary shares	19,504	19,241
Accumulated deficit	(337)	(215)
Accumulated other comprehensive loss	(134)	(134)

Total Broadcom Limited shareholders’ equity	19,033	18,892
Noncontrolling interest	2,977	2,984

Total shareholders’ equity	22,010	21,876

Total liabilities and shareholders’ equity	$49,617	$49,966

(1)	Amounts as of October 30, 2016 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	January 29,	October 30,	January 31,
	2017	2016	2016
Cash flows from operating activities:
Net income (loss)	$252	$(668)	$377
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,114	700	244
Share-based compensation	202	205	57
Excess tax benefits from share-based compensation	—	(21)	(23)
Non-cash portion of debt extinguishment loss	159	49	—
Deferred taxes and other non-cash tax expense	(25)	718	(8)
Gain on disposition of assets	(23)	—	—
Non-cash restructuring, impairment and disposal charges	17	394	22
Amortization of debt issuance costs and accretion of debt discount	8	9	4
Other	5	4	4
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	234	—	(41)
Inventory	65	(92)	34
Accounts payable	(137)	94	(68)
Employee compensation and benefits	(181)	93	(149)
Other current assets and current liabilities	(237)	(60)	16
Other long-term assets and long-term liabilities	(100)	(73)	5

Net cash provided by operating activities	1,353	1,352	474

Cash flows from investing activities:
Purchases of property, plant and equipment	(325)	(193)	(140)
Proceeds from sales of businesses	10	200	68
Other	(4)	19	(13)

Net cash provided by (used in) investing activities	(319)	26	(85)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	13,550	3,584	—
Debt repayments	(13,668)	(3,697)	(11)
Debt issuance costs	(107)	(15)	(4)
Dividend and distribution payments	(431)	(213)	(122)
Issuance of ordinary shares	61	78	72
Excess tax benefits from share-based compensation	—	21	23

Net cash used in financing activities	(595)	(242)	(42)

Net change in cash and cash equivalents	439	1,136	347
Cash and cash equivalents at the beginning of period	3,097	1,961	1,822

Cash and cash equivalents at end of period	$3,536	$3,097	$2,169

Supplemental disclosure of cash flow information:
Cash paid for interest	$102	$105	$80
Net cash paid (refunds received) for income taxes	$97	$99	$(7)